EXHIBIT 23.1

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 9, 2005 on our audit of the financial statements of Israel Technology Acquisition Corp. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such prospectus.


/s/ Marcum & Kliegman, LLP


Marcum & Kliegman, LLP
Melville, New York


March 14, 2005